UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 4, 2013

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

440 N. Wolfe Road

Sunnyvale, California 94086

(Address of principal executive offices)

805-379-2202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 6, 2013, Mimvi, Inc., a Nevada corporation (the “Company”), received a notice from its independent registered public accounting firm, Dejoya Griffith, LLC (“Dejoya”), that they were resigning, effective as of that date.

a)	Resignation of Current Independent Registered Public Accounting Firm.

i.	On June 6, 2013, Dejoya resigned as the Company’s current independent registered public accounting firm.

ii.	The Company’s Board of Directors accepted such resignation on June 8, 2013.

iii.	Dejoya’s audit reports on the financial statements of the Company for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding the Company’s ability to continue as a going concern.

iv.	There were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Dejoya to make reference in connection with Dejoya’s opinion to the subject matter of the disagreement.

v.	In connection with the audited financial statements of the Company for the years ended December 31, 2012 and 2011and quarterly interim unaudited financial information as of and for the three months ended March 31, 2013 and through the date of Dejoya’s resignation on June 6, 2013, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.	The Company provided Dejoya with a copy of this Current Report on Form 8-K and requested that Dejoya furnish the Company with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Dejoya, and a copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K

(b)	Engagement of New Independent Registered Public Accounting Firm.

i.	On June 8, 2013, the Company retained GBH, CPAs, PC (“GBH”) as the Company’s new independent registered public accounting firm.

ii.	The Company’s Board of Directors accepted such retention on June 8, 2013.

iii.	During the fiscal years ended December 31, 2012 and 2011, and any subsequent interim period through the date hereof, the Company has not consulted with GBH regarding the application of accounting principles related to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2013, the Board of Directors (the “Board”) of Mimvi, Inc. (the “Company”), by written consent and pursuant to the Company’s Bylaws, increased the authorized number of directors to three (3) and appointed Mr. Kevin J. Conner, the Company’s Chief Financial Officer, as a member of the Board.

Kevin J. Conner has served as the Company’s Chief Financial Officer since March 12, 2012. Since 1991, Mr. Conner has been the managing director of Conner & Associates, PC and its affiliated corporate finance advisory firm, Conner LLP (collectively, “Conner”). Mr. Conner is responsible for managing engagements in which the professionals of Conner provide SEC consulting services, mergers and acquisitions consulting services for start-up and emerging growth companies, litigation consulting services, business valuations and domestic/international taxation for SEC issuers, private companies, high net worth/accredited individuals and law firms. Since 1991, Conner & Associates, PC has been the SEC audit firm or consultants to private companies and SEC issuers, on matters of going public and advisors on traditional mergers and acquisitions through its affiliate, Conner LLP. Since 1994, Mr. Conner is also a general partner of Westrock Partners, a private investment firm that holds a portfolio of public and private start-up and emerging growth companies. Prior to Conner and Westrock, Mr. Conner held senior level positions with regionally recognized certified public accounting firms and an international bank located in Southern California.

Mr. Conner holds an MS in Taxation from Philadelphia University (highest honors) and BS in Business Administration/Accounting from West Chester University of Pennsylvania. Mr. Conner is licensed to practice as a CPA in the States of New York, Connecticut and the Commonwealth of Pennsylvania.

There are no family relationships between Mr. Conner and any of the Company’s directors or executive officers. The Company has not entered into any transactions with Mr. Conner that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Dejoya Griffith, LLC dated June 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: June 10, 2013	By:	/s/Michael Poutre
Michael Poutre
Chief Executive Officer